Exhibit 10.1

December 14, 2020

Americas Technology Acquisition Corp.

16400 Dallas Pkwy #305

Dallas, TX 75248

EarlyBirdCapital, Inc.

366 Madison Avenue, 8th Floor

New York, NY 10017

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Americas Technology Acquisition Corp., a Cayman Islands exempted company (the “Company”), and EarlyBirdCapital, Inc., as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (the “Warrants”), each whole redeemable Warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share. Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares beneficially owned by it whether acquired before, in or after the IPO, in favor of such Business Combination.

2. (a) In the event that the Company fails to consummate a Business Combination within the time period set forth in the Charter, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Private Warrants, all rights of which will terminate on the Company’s liquidation.

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(c) In the event of the liquidation of the Trust Fund, ATAC Limited Partnership (the “Sponsor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any target business or vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by any target business or vendor or other person who is owed money by the Company for services rendered or products sold or contracted for do not reduce the amount of funds in the Trust Fund to below (i) $10.10 per share of the Ordinary Shares sold in the IPO or (ii) such lesser amount per share of the Ordinary Shares sold in the IPO held in the Trust Fund due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Fund, except as to any claims by a third party listed above (including a target business) who executed a waiver of any and all rights to seek access to the Trust Fund and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims.

3. The undersigned will escrow all of its Insider Shares pursuant to the terms of a Share Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

4. The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Warrants, if any, will be subject to the transfer restrictions described in the Subscription Agreement relating to the undersigned’s Private Warrants.

5. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

6. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

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7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and no such person will accept any compensation or other cash payment prior to, or for services rendered in connection with, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited Payments to Insiders.”

8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

9. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that:

(a) it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) it or any partnership in which it was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which it was an executive officer at or within two years before the time of such filing;

(b) it has never had a receiver, fiscal agent or similar officer been appointed by a court for its business or property, or any such partnership;

(c) it has never been convicted of fraud in a civil or criminal proceeding;

(d) it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

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(f) it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days its right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g) it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) It has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) it has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

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(l) it was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) it has never been subject to any order of the SEC that orders it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

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(r) it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10. The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

11. The undersigned hereby waives its right to exercise conversion rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that it will not seek conversion with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto (or any tender offer related thereto) or a vote to amend the provisions of the Charter.

12. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Charter with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company offers holders the right to receive their pro rata portion of the funds then held in the Trust Fund.

13. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators. Each of the undersigned irrevocably appoints Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any proceeding relating to this letter agreement.

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14. In the event that the Company is not able to consummate a Business Combination within 12 months and Sponsor requests that the Company extends the period of time to consummate a business combination up to two times, each by an additional three-month period pursuant to the Charter (each an “Extension”), for each Extension the Sponsor will, upon five days advance notice prior to the applicable deadline, deposit into the Trust Account $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Unit in either case) pursuant to the terms of the Charter and the Trust Agreement. Any such payments will be made in the form of non-interest bearing loans. If the Company completes its initial Business Combination, the Company will, at the option of the lender, repay such loaned amounts out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into warrants at a price of $1.00 per warrant, which warrants will be identical to the Private Warrants. If the Company does not complete a Business Combination within the applicable period of time, the loans will not be repaid, and Sponsor agrees to waive its right to be repaid such loans. Sponsor is under no obligation to fund the Trust Account to extend the time for the Company to complete its initial Business Combination.

15. The Representative is hereby granted, for a period of one year from the closing of the Business Combination, so long as the Company retains at least 75% of the funds held in the Trust Account for use in its initial Business Combination, the right to act as lead underwriter for the next U.S. registered public offering of securities undertaken by Alberto Pontonio and/or Jorge Marcos for the purpose of raising capital and placing 90% or more of the proceeds in a trust or escrow account to be used to acquire one or more operating businesses that have not been identified at the time of the public offering. The terms of such offering shall be mutually determined in good faith by such persons and the Representative and will be based on the prevailing market for similar offerings.

16. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Charter” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended and/or restated from time to time; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iv) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO and any Ordinary Shares underlying the Private Warrants; (v) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (vi) [intentionally omitted] (vii) “Private Warrants” shall mean (x) the warrants purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) the additional warrants that may be purchased in connection with the exercise of the over-allotment option by the underwriters in the IPO as described in the Registration Statement; (viii) “Registration Statement” means the registration statements on Form S-1 filed by the Company with respect to the IPO; and (ix) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

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17. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

If to the Representative:

EarlyBirdCapital, Inc.

366 Madison Avenue, 8th Floor

New York, NY 10017

Attn: Steven Levine

Facsimile: (212) 661-4936

If to the Company:

Americas Technology Acquisition Corp.

16400 Dallas Pkwy #305

Dallas, TX 75248

Attention: Jorge Marcos, Chief Executive Officer

with a copy (which copy shall not constitute notice) to:

Ellenoff Grossman& Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn: Stuart Neuhauser, Esq.

Facsimile: (212) 370-7889

18. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

19. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

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ATAC Limited Partnership,

By:	ATAC Holdings LLC, its General Partner

/s/ Matthew Mathison
	Name:	Matthew Mathison
	Title:	Authorized Signatory

/s/ Lisa Harris
Lisa Harris

/s/ Jorge Marcos
Jorge Marcos

/s/ Juan Pablo Visoso
Juan Pablo Visoso

/s/ Alberto Pontonio
Alberto Pontonio

/s/ Maurizio Angelone
Maurizio Angelone

/s/ Edward Wilson
Edward Wilson

/s/ Antonio Garza
Antonio Garza

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